UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 3, 2021

PATRIOT TRANSPORTATION HOLDING, INC.

(Exact name of registrant as specified in its charter)

FLORIDA (State or other jurisdiction of incorporation)	001-36605 (Commission File Number)	47-2482414 (IRS Employer Identification No.)

200 W. FORSYTH STREET, 7TH FLOOR JACKSONVILLE, FLORIDA (Address of principal executive offices)	32202 (Zip Code)

(904) 858-9100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PATI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 3, 2021, the Board of Directors of Patriot Transportation Holding, Inc. (the “Company”) approved and adopted the Amended and Restated Bylaws of the Company. The following is a summary of the material changes effected by the adoption of the Amended and Restated Bylaws, which is qualified in its entirety by reference to the Amended and Restated Bylaws filed as Exhibit 3.1 hereto.

  The Board of Directors may make any rules and regulations of the conduct and order of business of shareholder meetings it deems necessary.
  The Company may provide notice of annual and special shareholder meetings electronically in a manner authorized by the shareholder.
  The Company may make the shareholder list available to shareholders on a reasonably accessible electronic network.
  The record date for a shareholder meeting cannot be more than 70 days or less than 10 days prior to the date of the meeting.
  The Bylaws add an advance notice requirement for director nominations by shareholders consistent with the provision in the Company’s Articles of Incorporation.
  The Bylaws reflect the declassification of the Board of Directors and that the directors do not serve staggered tenures.
  The Company may deliver notice of a meeting to directors electronically.
  The Board may execute a unanimous written consent by means of electronic communication. A reply by a director of his intent to authenticate the document shall suffice as a signature.
  The Executive Committee may appoint the Chief Executive Officer as a member of the Executive Committee.
  The Bylaws include a forum selection clause, under which certain proceedings against the Company shall be held in the state court of Duval County, Florida, or, if no state court located in Duval County has jurisdiction, the federal district court for the Middle District of Florida.
  The indemnification provision adopted in the Bylaws requires the Company to indemnify and hold harmless, to the fullest extent permitted by law, a person who is made a party to or is threatened to be made a party to a proceeding because of such person’s service to the Company, against expenses, including attorneys’ fees. The Bylaws also set forth indemnification procedures.

Item 5.07 Submission of Matters to a Vote of Securities Holders.

On February 3, 2021, the Company held its 2021 Annual Meeting of Shareholders (the “Annual Meeting”). There were 3,377,279 shares of Company common stock entitled to be voted. Of this amount, 2,830,442 shares were represented in person or by proxy at the meeting. Voting results for each matter submitted to a vote at the 2021 Annual Meeting are set forth below:

1.	The shareholders voted to elect each of the six (6) director nominees to serve one-year terms:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
John E. Anderson	1,910,433	401,457	518,552
Edward L. Baker	1,979,903	331,987	518,552
Thompson S. Baker II	1,980,052	331,838	518,552
Luke E. Fichthorn III	1,910,333	401,557	518,552
Charles D. Hyman	1,917,091	394,799	518,552

2.	The appointment of Hancock Askew & Co., LLP as the Company’s independent registered public accounting firm for fiscal year 2021 was ratified by the shareholders:

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
2,820,399	5,943	4,100	-

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3.	The shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers:

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
2,213,626	86,766	11,498	518,552

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. Description

3.1 Amended and Restated Bylaws of Patriot Transportation Holding, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRIOT TRANSPORTATION HOLDING, INC.

Registrant

Date: February 4, 2021                                                            By: /s/ Matthew C. McNulty

                                                                                                           Matthew C. McNulty

                                                                                                 Chief Financial Officer